EXHIBIT 99.1

CONSENT AND WAIVER

AMONG AGRIFORCE GROWTH SYSTEMS LTD.

AND

PURCHASER

August 9, 2023

1.	The parties are the maker and payee, respectively, of A certain 8% Senior Convertible Debenture due July 17, 2025.

2.	The Company wishes to make Monthly Redemptions in shares of the Company’s Common Stock in lieu of cash payments, until further written notice from the Company to the Purchaser.

3.	Purchaser is willing to accept such shares as payment of the Monthly Redemption Amount provided that the Equity Conditions are met; and will consider on a case-by-case basis accepting payments in shares of Common Stock if the Equity Conditions are not met, at its sole discretion. Company may inquire of Purchaser at least 5 Trading Days prior to a Monthly Redemption Date whether Purchaser is willing to accept Shares without the Equity Conditions having been met. An email reply from Purchaser shall be sufficient evidence of such monthly waiver.

4.	Purchaser will accept the August 1, 2023 Monthly Redemption Amount in shares of Common Stock valued at the August 1 Repayment Price for such date.

5.	The company shall issue a Current Report of Form 8-K within one Trading Day of the execution of this consent and waiver.

All capitalized terms used but not defined herein shall have the respective meanings assigned to them in the several Transaction Documents.

In witness whereof, the undersigned, being duly authorized to do so, hereby execute this Consent and Waiver

AGRIForce Growth Systems, Inc.

By:
Richard Wong, Chief Executive Officer

PURCHASER

By:
__________